UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 30, 2019

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 272-6269

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of President and Chief Scientific Officer

On July 31, 2019, Adverum Biotechnologies, Inc. and Medhi Gasmi, President and Chief Scientific Officer of Adverum, entered into an separation and consulting agreement pursuant to which Adverum and Dr. Gasmi mutually agreed that Dr. Gasmi will retire from his position as President and Chief Scientific Officer of Adverum effective September 16, 2019, and will join Adverum’s Board of Directors at that time. After that date Dr. Gasmi will serve as a consultant for a period of six months.

Pursuant to the terms of Dr. Gasmi’s separation and consulting agreement, Mr. Gasmi will become a Class III director of Adverum on September 16, 2019, will receive the compensation as a non-employee director under the same standard compensation arrangements as other non-employee directors of Adverum (except that Dr. Gasmi will not receive an initial equity award typically granted to new director of Adverum). In addition, in connection with his termination of employment Dr. Gasmi will receive cash severance benefits of nine months base salary, up to nine months reimbursement of COBRA payments and full vesting of his performance-based equity awards. Additionally, his time-based equity will continue to vest as long as he remains a director of Adverum; however, if Dr. Gasmi resigns from the Board, terminates his consulting agreement, or if Adverum terminates his consulting agreement for cause (as defined in the consulting agreement) during the six-month term of the consulting agreement, all of his time-based equity awards would cease to vest immediately and his unvested equity awards would terminate. If Dr. Gasmi is not nominated for reelection at the 2020 annual meeting of the stockholders, all of his time-based equity awards will accelerate and vest in full.

Pursuant to the terms of the consulting agreement, Dr. Gasmi will serve as a consultant to Adverum for six months, targeting 40 hours per week of consulting services for compensation of $700 per hour, and reimbursement of COBRA payments during the term of the consulting agreement.

Retirement of Board Member

On July 30, 2019, Mitchell Finer, a member of the Board of Directors of Adverum, notified Adverum that he was retiring from the Board, effective immediately, to focus on his new industry role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adverum Biotechnologies, Inc.

Date: August 1, 2019	By:	/s/ Leone Patterson
Leone Patterson, Chief Executive Officer